CONSENT OF INDEPENDENT AUDITORS
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                                                 October 31, 2000

     As independent auditors, we hereby consent to the incorporation by reference in this Form SB-2 Statement of our reports, relating to the consolidated financial statements and financial statement schedules of American Southwest Holdings, Inc. for the years ended December 31, 2000, and December 31, 1999 and the quarter ended September 30, 2000, included on Form SB-2. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                                      /s/ Ashworth, Mitchell Brazelton, P.L.L.C.
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                                      ASHWORTH, MITCHELL BRAZELTON, P.L.L.C.
                                      Certified Public Accountants